Exhibit 99.1

Enliven Therapeutics Bolsters Board to Prepare for Next Phase of Development

Scott Garland, a seasoned biopharma executive with a strong track record of leading successful companies and drug launches, joins Enliven’s Board of Directors

Building on positive data reported in 2025, Enliven continues to prepare for Phase 3 trial initiation in

2026 and the commercialization of ELVN-001

BOULDER, Colo., January 07, 2026 / PRNewswire / — Enliven Therapeutics, Inc. (Enliven or the Company) (Nasdaq: ELVN), a clinical-stage biopharmaceutical company focused on the discovery and development of small molecule therapeutics, today announced the appointment of Scott Garland to its Board of Directors and the planned resignation of Andrew Phillips, Ph.D., who has decided to step down, effective January 7, 2026, as the Company transitions its focus to late-stage development and commercialization.

“We are pleased to welcome Scott Garland to our Board at this next stage of Enliven’s development. Scott brings vast experience spanning oncology and hematology commercialization at both big pharma and early commercial-stage biopharmaceutical companies,” said Rick Fair, Chief Executive Officer of Enliven. “Scott’s skills and proven experience in scaling organizations and leading commercial teams within the biopharmaceutical industry will be invaluable to us as we advance ELVN-001 into a pivotal Phase 3 trial in patients with chronic myeloid leukemia later this year.”

“I am very excited to join Enliven’s Board,” said Mr. Garland. “I believe ELVN-001 has the potential to be the best-in-class ATP-competitive inhibitor, and I look forward to partnering with the Enliven leadership team to advance its development in pursuit of a more effective, tolerable and convenient therapy for individuals living with CML.”

Mr. Garland has more than 30 years of commercial leadership experience across the pharmaceutical industry. He currently serves as a Venture Advisor at Vida Ventures and as an Advisor to Google Ventures. Prior to this, he was the Chief Executive Officer at PACT Pharma, Inc., a clinical-stage privately held biopharmaceutical company. Mr. Garland also served as President and Chief Executive Officer of Portola Pharmaceuticals Inc., where he successfully led the company through development, commercialization and ultimately through its acquisition by Alexion Pharmaceuticals, Inc. Earlier in his career, Mr. Garland served as Chief Commercial Officer at Relypsa, Inc. and Exelixis, Inc. He has also held numerous commercial leadership and sales and marketing positions at Genentech, Inc., Amgen Inc., and Merck & Co., Inc. Mr. Garland was responsible for the launch or marketing of many important therapeutics, including Avastin and Rituxan. He currently sits on the boards of directors of LB Pharmaceuticals Inc., Day One Biopharmaceuticals, Inc., Olema Pharmaceuticals, Inc., and ALX Oncology Holdings Inc. Mr. Garland holds an M.B.A. from Duke University’s Fuqua School of Business and a B.A. from California Polytechnic University (San Luis Obispo).

“On behalf of the Board, I would like to thank Andy for his many contributions to Enliven during a critical period of the Company’s early growth,” said Rich Heyman, Chairman of the Board of Directors. “Andy’s scientific insight and early-stage development experience have been instrumental as we advanced ELVN-001 into the clinic. We are grateful for his service and are pleased to welcome Scott Garland to the Board as we enter our next phase focused on late-stage development and commercialization.”

“Serving on Enliven’s Board during its preclinical and early clinical development has been incredibly rewarding,” said Andrew Phillips, Ph.D. “As the Company transitions toward late-stage development, the timing is right for me to step aside to allow the Board’s evolution in support of this next phase. I am proud of the progress the team has made and look forward to watching Enliven’s continued success.”

Following the positive clinical data reported for ELVN-001 in 2025, Enliven enters the new year focused on the initiation of its planned Phase 3 pivotal trial in 2026 and advancing toward potential commercialization. The strength of the ELVN-001 dataset and the Company’s clear path forward have driven recent leadership and Board enhancements, including the appointment of Rick Fair as Chief Executive Officer in December and the addition of Scott Garland to the Board. These changes underscore Enliven’s commitment to aligning experienced leadership and governance with its transition into late-stage development and future commercialization.

About Enliven Therapeutics

Enliven is a clinical-stage biopharmaceutical company focused on the discovery and development of small molecule therapeutics to help people not only live longer, but live better. Enliven aims to address existing and emerging unmet needs with a precision oncology approach that improves survival and enhances overall well-being. Enliven’s discovery process combines deep insights in clinically validated biological targets and differentiated chemistry to design potentially first-in-class or best-in-class therapies. Enliven is based in Boulder, Colorado.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning Enliven and other matters that involve substantial risks and uncertainties. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations and financial condition, or otherwise, based on current beliefs of the management of Enliven, as well as assumptions made by, and information currently available to, management of Enliven. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Statements that are not historical facts are forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding the potential of, and plans regarding, market opportunities, and expectations regarding Enliven’s ELVN-001 program, including Enliven’s ability to transition to late-stage development and commercialize ELVN-001; expected milestones for ELVN-001, including the expected timing for the potential initiation of a Phase 3 pivotal trial for ELVN-001; and statements by Enliven’s Chief Executive Officer and incoming and outgoing board members, Scott Garland and Andrew Phillips. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various risks and uncertainties, including, without limitation: the potential for the results of the ongoing or any future clinical trial of ELVN-001 to differ from the results from earlier trials of ELVN-001; the risk of delays in the initiation of a Phase 3 trial of ELVN-001; risks associated with unexpected events during the remainder of the ongoing Phase 3 trial, including serious adverse events, toxicities or other undesirable side effects; the risk of difficulties in enrolling or maintaining patients in clinical trials of ELVN-001; the limited operating history of Enliven; the ability to advance product candidates through clinical development; the ability to obtain regulatory approval for, and ultimately commercialize or license, product candidates; the outcome of preclinical testing and early clinical trials for product candidates and the potential that the outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials; Enliven’s limited resources; the risk of failing to demonstrate safety and efficacy of product candidates; Enliven’s limited experience as a company in designing and conducting clinical trials; the potential for interim, topline, and preliminary data from Enliven’s preclinical studies and clinical trials to materially change from the final data; potential delays or difficulties in the enrollment or maintenance of patients in clinical trials; developments relating to Enliven’s competitors and its industry, including competing product candidates and therapies; the decision to develop or seek strategic collaborations to develop Enliven’s current or future product candidates in combination with other therapies and the cost of combination therapies; the ability to attract, hire, and retain highly skilled executive officers and employees; changes in any individual’s plans in the future; the ability of Enliven to protect its intellectual property and proprietary technologies; the scope of any patent protection Enliven obtains or the loss of any of Enliven’s patent protection; reliance on third parties, including medical institutions, contract manufacturing organizations, contract research organizations and strategic partners; geo-political developments, general market or macroeconomic conditions; Enliven’s ability to obtain additional capital to fund Enliven’s general corporate activities and to fund Enliven’s research and development; and other risks and uncertainties, including those more fully described in Enliven’s filings with the Securities and Exchange Commission (SEC), which may be found in the section titled “Risk Factors” in Enliven’s Annual and Quarterly Reports on Form 10-K and 10-Q filed with the SEC and in Enliven’s future reports to be filed with the SEC. Except as required by applicable law, Enliven undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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